Press Release

Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:

Jill Hewitt
Senior Vice President
OceanFirst Financial Corp.
Tel: (732)240-4500, ext. 7513
email: jhewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES APPOINTMENT OF STEVEN M. SCOPELLITE
TO THE BOARD OF DIRECTORS

RED BANK, NEW JERSEY, June 27, 2019…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank N.A., today announced the Directors’ appointment of Steven M. Scopellite to the Boards of OceanFirst Financial Corp. and OceanFirst Bank N.A. effective immediately.
Mr. Scopellite retired from Goldman Sachs in 2013 having served as Global Chief Information Officer. Among the accomplishments during his distinguished career of nearly 30 years were leading Goldman Sachs’s penetration into new markets, pioneering the bank’s expansion into electronic trading, and developing the global funding platform. Currently, Mr. Scopellite serves as a Director of Soltage, LLC, a leading renewable energy provider; a Director at Ionic Security, a secure platform to protect and control data; and is Co-Founder and Advisor to Aspec Scire, a ground breaking drone-data analytics company. Also, he is on the Dean’s Executive Advisory Council for the College of Computing and Informatics at Drexel University and Chairman to the Riverview Medical Center Foundation Board of Trustees.
Christopher D. Maher, OCFC Chairman and Chief Executive Officer, said, “The digital transformation of banking services requires that we attract and retain exceptional information technology talent at all levels, including our Board of Directors. We are pleased to add Mr. Scopellite’s expertise and understanding of digital technology and his experience in the financial services industry to our Board.”
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $8.1 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.'s press releases are available at http://www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "should," "may," "view," "opportunity," "potential," or similar expressions or expressions of confidence. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.